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                                                                     Exhibit 5.2


[K. HOVNANIAN COMPANIES LOGO APPEARS HERE]

               10 HIGHWAY 35 PO BOX 500 RED BANK NEW JERSEY 07701 (732) 747-7800

                                                                  April 16, 1999

K. Hovnanian Enterprises, Inc.
10 Highway 35
Red Bank, New Jersey 07701

Hovnanian Enterprises, Inc.
10 Highway 35
Red Bank New Jersey 07701

Dear Sirs:

   I am Senior Vice President and General Counsel of K. Hovnanian Enterprises, Inc., a New Jersey corporation ("K. Hovnanian"), and of Hovnanian Enterprises, Inc., a Delaware corporation ("Hovnanian"). A Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, was filed by K. Hovnanian, Hovnanian and certain subsidiaries of Hovnanian (the Subsidiary Guarantors) with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of (i) preferred stock of Hovnanian, par value $.01 per share ("Preferred Stock"), Class A common stock of Hovnanian, par value $.01 per share ("Common Stock"), unsecured debt securities of Hovnanian consisting of notes, debentures or other evidences of indebtedness, which may be senior, senior subordinated or subordinated ("Hovnanian Debt Securities"), warrants to purchase Preferred Stock, Common Stock or Hovnanian Debt Securities ("Hovnanian Warrants"), unsecured debt securities of K. Hovnanian consisting of notes, debentures or other evidences of indebtedness, which may be senior, senior subordinated or subordinated and which will be fully and unconditionally guaranteed by Hovnanian ("K. Hovnanian Debt Securities," and together with the Hovnanian Debt Securities, the Debt Securities ) and warrants to purchase K. Hovnanian Debt Securities, which will be fully and unconditionally guaranteed by Hovnanian (the "K. Hovnanian Warrants," and together with the Hovnanian Warrants, the Warrants) to be issued and sold by Hovnanian and/or K. Hovnanian from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $226,000,000, and guarantees of the Debt Securities and Warrants by the Subsidiary Guarantors and (ii) an aggregate of up to 7,643,312 shares of Common Stock to be sold by Hovnanian or the Selling Shareholders from time to time pursuant to Rule 415 under the Act; together with any additional such securities that may be sold pursuant to a Registration Statement filed under Rule 462 of the Act.

   In that connection I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates and instruments relating to K. Hovnanian and Hovnanian as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to me and the truth and correctness of any representations and warranties contained therein.

   Based upon the foregoing, I am of the opinion that:

     (i) When appropriate action is taken by the Board of Directors of K. Hovnanian or a clearly constituted committee thereof, the K. Hovnanian Debt Securities will have been duly authorized and, when the indenture between
  K. Hovnanian, Hovnanian, as guarantor, and the trustee named therein (the "K. Hovnanian Debt Trustee") pursuant to which the K. Hovnanian Debt Securities will be issued (the
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  "K. Hovnanian Indenture") has been duly executed and delivered, the K.
  Hovnanian Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Debt Trustee in accordance with the terms of the K. Hovnanian Indenture and issued and delivered against payment therefor, will be legally issued and will constitute a valid and binding obligation of K. Hovnanian entitled to the benefits of the K. Hovnanian Indenture relating thereto; and

     (ii) When appropriate action is taken by the Board of Directors of K. Hovnanian or a clearly constituted committee thereof, the K. Hovnanian Warrants will have been duly authorized and, when the warrant agreement between K. Hovnanian, Hovnanian, as guarantor, and the warrant agent named therein pursuant to which the K. Hovnanian Warrants will be issued (the "Warrant Agreement") has been duly executed and delivered, the K. Hovnanian Warrants, when duly executed by K. Hovnanian in accordance with the terms of the Warrant Agreement and issued and delivered against payment therefor, will be legally issued and will constitute a valid and binding obligation of K. Hovnanian entitled to the benefits of the Warrant Agreement relating thereto.

   I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Peter S. Reinhart
                                          -------------------------------------
                                                    Peter S. Reinhart
                                                  Senior Vice President
                                                   and General Counsel